Exhibit 3.1

Industry Canada	Industrie Canada

Certificate	Certificat
of Incorporation	de constitution

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

NACG HOLDINGS INC.	615086-1

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

October 17, 2003 / le 17 octobre 2003

Director — Directeur	Date of Incorporation — Date de constitution

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions	ARTICLES OF	STATUTS CONSTITUTIFS
INCORPORATION
		(SECTION 6)	(ARTICLE 6)
Processing Type — Mode de Traitement:

1.	Name of Corporation —Dénomination de la société
NACG HOLDINGS INC.

2.	The province or territory in Canada where the registered office is to be situated —
La province ou le territoire au Canada ou se situera le siége social
AB

3.	The classes and any maximum number of shares that the corporation is authorized to issue —
Catégories et le nombre maximal d’actions que la société est autorisée à émettre

The annexed Schedule 1 is incorporated in this form.
L’annexe 1 ci-jointe fait partie intégrante de la présente formule.

4.	Restrictions, if any, on share transfers — Restrictions sur le transfert des actions, s’il y a lieu

The annexed Schedule 2 is incorporated in this form.
L’annexe 2 ci-jointe fait partie intégrante de la présente formule.

5.	Number (or minimum and maximum number ) of directors — Nombre ( ou nombre minimal et maximal ) d’administrateurs

Minimum: 1 Maximum: 10

6.	Restrictions, if any, on business the corporation may carry on —
Limites imposées à l’activité commerciale de la société, s’il y a lieu

The annexed Schedule 3 is incorporated in this form.
L’annexe 3 ci-jointe fait partie intégrante de la présente formule.

7.	Other provisions, if any — Autres dispositions, s’il y a lieu
The annexed Schedule 4 is incorporated in this form.
L’annexe 4 ci-jointe fait partie intégrante de la présente formule.

8.	Incorporators — Fondateurs

Name(s) — Nom(s)	Address (including postal code) — Adresse (inclure le code postal)	Signature

FRANCIS S. CALLAGHAN	68 BROOKE AVENUE, TORONTO, ONTARIO, CANADA, M5M 2J9	FRANCIS CALLAGHAN

SCHEDULE / ANNEXE 1
3. The classes and any maximum number of shares that the corporation is authorized to issue:
The corporation is authorized to issue an unlimited number of common shares.

SCHEDULE / ANNEXE 2
4. Restrictions, if any, on share transfers:
No share or shares of the corporation shall at any time be transferred to any person without either (a) the consent of the directors to be signified by a resolution passed by the board or by an instrument or instruments in writing signed by a majority of the directors, or (b) the consent of the shareholders of the corporation to be signified by a resolution passed by the shareholders or by an instrument or instruments in writing signed by the holders of the shares of the corporation representing a majority of the votes attributable to all of the issued and outstanding shares of the corporation.

SCHEDULE / ANNEXE 3
6. Restrictions, if any, on the business the corporation may carry on:
None.

SCHEDULE / ANNEXE 4
7. Other provisions:
The number of shareholders of the corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.
Any invitation to the public to subscribe for securities of the corporation is prohibited.
Subject to the provisions of the Canada Business Corporations Act, the corporation shall have a lien on the shares registered in the name of a shareholder or such shareholder’s legal representative for a debt of that shareholder to the corporation.
The board of directors may from time to time on behalf of the corporation, without authorization of the shareholders:
(1) borrow money on the credit of the corporation;
(2) issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness of the corporation, whether secured or unsecured;
(3) give a guarantee on behalf of the corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and
(4) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or any guarantees or any other present or future indebtedness, liability or obligation of the corporation.
The board of directors may from time to time delegate to such one or more of the directors and officers of the corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of such delegation.

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

NACG HOLDINGS INC.		615086-1

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformement à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

November 21, 2003 / le 21 novembre 2003

Director — Directeur		Date of Amendment — Date de modification

Industry Canada Canada Business	Industrie Canada Loi canadienne sur les	FORM 4 ARTICLES OF AMENDMENT	FORMULE 4 CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTION 27 OR 177)	(ARTICLES 27 OU 177)

Name of the Corporation — Dénomination sociale de la société	2 — Corporation number — Numero de la société
NACG HOLDINGS INC.	615086-1

3 — The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :
1. The classes and any maximum number of shares that the corporation is authorized to issue are hereby deleted in their entirety and the following is substituted therefor:
     the classes and any maximum number of shares that the corporation is authorized to issue: the corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Non-Voting Common Shares.
     The said Common Shares and Non-Voting Common Shares shall have attached the rights, privileges, restrictions and conditions as set out in Schedule A which is incorporated into this form.
2.	The number of directors is hereby changed to a minimum of 1 and a maximum of 20.

3.	The following paragraphs are hereby deleted from the Articles:

See Schedule B which is incorporated into this form.

Date	Signature	4 — Capacity of — En qualité de
November 21, 2003

or Departmental Use Only	Printed Name — Nom en lettres moulées
l’usage du ministére seulement
Filed
Déposée NOV 21, 2003
SoftDoes 4.1 Wordprocessor Interlace csca Form 4 11/7001
SoftDocs is a registered trade mark of StyleUs Corporation, Toronto, Canada.	Document prepared by Borden Ladner Gervals LLP, Lawyers. Patent & Trade-Mark Agents, Toronto, Canada

SCHEDULE A
PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION OF NACG
HOLDINGS INC.
Schedule/Annex 1 is hereby deleted in its entirety and the following substituted in place thereof:
“3. The classes and any maximum number of shares that the corporation is authorized to issue:
The corporation is authorized to issue an unlimited number of shares of the following classes: common shares (“Common Shares”) and non-voting common shares (“Non-Voting Common Shares”).
A. General. Except as otherwise provided herein, the Common Shares and the Non-Voting Common Shares shall be identical in all respects and shall entitle the holders thereof to the same rights, qualifications, limitations, restrictions and privileges.
B. Voting Rights.
     (i) Common Shares. Except as otherwise specifically required by law or as otherwise specifically provided herein, the exclusive voting power of the corporation shall be vested in the Common Shares. Each Common Share shall entitle the holder thereof to one vote on all matters to be voted on by the shareholders of the corporation.
     (ii) Non-Voting Common Shares. Except as otherwise required by law, the holders of Non-Voting Common Shares shall have no right whatsoever to vote on any matters to be voted on by the corporation’s shareholders, including, without limitation, any right to vote on any dissolution, sale of assets, merger or consolidation of the corporation; provided that the holders of Non-Voting Common Shares shall have the right to vote as a separate class on any merger or consolidation of the Company with or into another entity or entities, or any recapitalization or reorganization of the Company, in which the holders of Non-Voting Common Shares would receive, with respect to or in exchange for their Non-Voting Common Shares, consideration different on a per share basis from consideration received with respect to or in exchange for Common Shares, or in which the Non-Voting Common Shares would otherwise be treated differently from the Common Shares in connection with such transaction, except that Non-Voting Common Shares may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Common Shares so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Non-Voting Common Shares are convertible into Common Shares and (ii) all other consideration is equal on a per share basis. Notwithstanding the foregoing, holders of Non-Voting Common Shares shall be entitled to vote as a separate class on any amendment, repeal or modification of any provision of these Articles of Incorporation that adversely affects the powers, preferences or special rights of holders of Non-Voting Common Shares.
C. Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the corporation, the holders of Common Shares and the holders of Non- Voting Common Shares shall be entitled to share equally, share for share, in such dividends; provided that if dividends are declared which are payable in shares of the corporation, (i) such dividends shall be declared which are payable at the same rate on the Common Shares and the Non-Voting Common Shares, and (ii) any dividends payable to holders of Common Shares shall be payable in shares of Common Shares and any dividends payable to holders of Non-Voting Common Shares shall be payable in shares of Non-Voting Common Shares.
D. Conversion.
(i) Common Shares. Subject to and upon compliance with the provisions hereof, each Common Share may, at the election of the holder thereof, be converted into one Non-Voting Common Share at any time.
(ii) Non-Voting Common Shares.
     (a) Each Non-Voting Common Share shall be convertible, on a share for share basis, at the option of the holder thereof, into one fully paid and nonassessable Common Share for the purpose of the transfer, sale or other disposition thereof (a “Sale”) to a third party purchaser that is not an “affiliate” (as defined in Rule 144(a)(1) under the United States Securities Act of 1933, as amended) of the holder thereof (a “Third Party”) if such Sale is made (1) in a widely dispersed public offering of the Common Shares; (2) to a Third Party that, prior to such a Sale, controls the corporation as “control” is defined for purposes of the United States Bank Holding Company Act of 1956, as amended; (3) to a Third Party that, after such Sale, is the beneficial owner (directly or indirectly) of not more than two percent (2%) of the outstanding voting shares of the corporation having power to elect directors; (4) in a transaction that complies with Rule 144 (or any successor thereto) under the United States Securities Act of 1933, as amended; or (5) by Paribas North America Inc. or any of its affiliates in a transaction approved in advance by the Board of Governors of the Federal Reserve System as being, or that is otherwise, in compliance with the requirements of the United States Bank Holding Company Act of 1956, as amended, and any rules and regulations or interpretations promulgated by the Board of Governors of the United States Federal Reserve System pursuant thereto (collectively, the “BHCA”).

     (b) In addition to the conversion rights contained in the immediately preceding paragraph, subject to and upon compliance with the provisions hereof, each Non-Voting Common Share may, at the election of the holder thereof, be converted into one Common Share at any time if, and only if, (1) such holder is the original holder of such Non-Voting Common Share and such holder is not a bank holding company registered under the BHCA (“Bank Holding Company”) or an affiliate of a Bank Holding Company or (2) such holder is the original holder of such Non-Voting Common Share and such holder is a Bank Holding Company or an affiliate of a Bank Holding Company, (i) such original holder does not hold, and as a result of the conversion would not hold, more than five percent (5%) of the outstanding Common Shares or (ii) such conversion is permissible under any other applicable provision of the BHCA.
(iii) Conversion Procedures.
     (a) Each conversion of Common Shares or Non-Voting Common Shares shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the corporation at any time during normal business hours, in proper form for conversion, duly endorsed or accompanied by duly executed stock powers, with signatures guaranteed by a U.S. state or national bank, a Canadian chartered bank or a member firm of a Canadian or U.S. securities exchange, together with written notice by the holder of shares (i) stating (A) that such holder desires to convert all or a specified portion of the shares represented by such certificate or certificates and that (B) upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote or dispose of a greater quantity of securities of any kind issued by the corporation than such holder and its affiliates are permitted to own, control or have the power to vote or dispose of under any applicable law, regulation, rule or other governmental requirement; and (ii) containing such representations and warranties as are, in the opinion of the corporation and its legal counsel, required for the lawful conversion of the Common Shares or Non-Voting Common Shares to be converted (the “Converted Shares”) and the issuance by the corporation of the Common Shares or Non-Voting Shares to be issued upon such conversion (the “New Shares”). Such conversion shall be deemed to have been effected at the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the Converted Shares with respect to such Converted Shares shall cease and the person or persons in whose name or names the certificate or certificates for the New Shares are to be issued shall be deemed to have become the holder or holders of record of the New Shares represented thereby.

     (b) Promptly after such surrender and the receipt of such written notice, provided that the conditions contained herein have been met, the corporation shall issue and deliver in accordance with the surrendering holder’s instructions (i) the certificate or certificates for the New Shares and (ii) a certificate representing any Common Shares or Non-Voting Common Shares which were represented by the certificate or certificates delivered to the corporation in connection with such conversion but which were not converted.
     (e) If the corporation in any manner subdivides or combines the outstanding Common Shares, the outstanding Non-Voting Common Shares shall be proportionately subdivided or combined; if the corporation in any manner subdivides or combines the outstanding Non-Voting Common Shares, the outstanding Common Shares shall be proportionately subdivided or combined.
     (d) The issuance of certificates for New Shares upon conversion of Converted Shares as provided herein shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of New Shares; provided that, if such conversion is made in connection with a transfer of such shares, then the holder shall pay such transfer fees and taxes, if any, as are normally paid in connection with such a transfer.
     (e) The corporation shall not close its books against the transfer of Common Shares or Non-Voting Common Shares in any manner which would interfere with the timely conversion of Common Shares or Non-Voting Common Shares as permitted herein.”

SCHEDULE B
1. The following paragraphs are hereby removed from Other Provisions:
The number of shareholders of the corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.
Any invitation to the public to subscribe for securities of the corporation is prohibited.
2. The following restrictions on share transfer are hereby removed:
No share or shares of the corporation shall at any time be transferred to any person without either (a) the consent of the directors to be signified by a resolution passed by the board or by an instrument or instruments in writing signed by a majority of the directors, or (b) the consent of the shareholders of the corporation to be signified by a resolution passed by the shareholders or by an instrument or instruments in writing signed by the holders of the shares of the corporation representing a majority of the votes attributable to all of the issued and outstanding shares of the corporation.